UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 22, 2013

CoreSite Realty Corporation

(Exact name of registrant as specified in charter)

Maryland	001-34877	27-1925611
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1050 17th Street, Suite 800 Denver, CO	80265
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (866) 777-2673

N/A

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.                Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 22, 2013, at the 2013 Annual Meeting of Stockholders (the “Annual Meeting”) of CoreSite Realty Corporation (the “Company”), the Company’s stockholders approved an amendment and restatement of the CoreSite Realty Corporation and Coresite, L.P. 2010 Equity Incentive Award Plan (the “Plan”) to, among other things, increase the number of shares authorized for issuance under the Plan by an additional 3,000,000 shares, allow “performance-based” awards under the Plan to qualify for deductibility for federal income tax purposes, and allow for cash awards to be issued under the Plan in addition to share-based awards. The amendment and restatement of the Plan became effective immediately upon stockholder approval at the Annual Meeting.

The summary of the Plan included herein is qualified in its entirety by reference to the full text of the Plan, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.07.                Submission of Matters to a Vote of Security Holders.

The Annual Meeting was held on May 22, 2013, at which the stockholders voted on proposals as follows:

Proposal 1.  Election of directors, each to serve until the 2014 Annual Meeting of Stockholders or until a successor for each has been duly elected and qualified.

Nominee	Votes For	Votes Withheld	Broker Non-Votes
Robert G. Stuckey	17,472,889	985,866	1,362,243
Thomas M. Ray	18,200,048	258,707	1,362,243
James A. Attwood, Jr.	18,163,092	295,663	1,362,243
Michael Koehler	18,115,706	343,049	1,362,243
Paul E. Szurek	17,873,843	584,912	1,362,243
J. David Thompson	17,710,683	748,072	1,362,243
David A. Wilson	18,114,491	344,264	1,362,243

Proposal 2.  Ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2013.

Votes For	Votes Against	Abstentions	Broker Non-Votes
19,741,964	74,992	4,042	0

Proposal 3.  Advisory resolution to approve the compensation of the Company’s named executive officers.

Votes For	Votes Against	Abstentions	Broker Non-Votes
17,882,990	562,923	12,842	1,362,243

Proposal 4.  Approval of the Amended and Restated 2010 Equity Incentive Award Plan.

Votes For	Votes Against	Abstentions	Broker Non-Votes
15,530,266	2,909,365	19,124	1,362,243

Item 7.01.                Regulation FD Disclosure.

The Company recently received a private letter ruling from the Internal Revenue Service concluding that its treatment of inter-connection revenues is qualifying income for REIT qualification purposes.  Historically, this revenue was recognized in the Company’s taxable REIT subsidiary, or TRS.  Due to the levels of taxable income of the TRS in prior years, the Company has not to date paid significant income taxes.  The Company is not modifying its 2013 annual guidance as a result of this ruling.

Item 9.01.                Financial Statements and Exhibits.

(d)         Exhibits

Exhibit	Description of Exhibit
10.1	CoreSite Realty Corporation and Coresite, L.P. 2010 Equity Incentive Award Plan (As Amended and Restated).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 24, 2013	CORESITE REALTY CORPORATION

	By:	/s/ Jeffrey S. Finnin
	Name:	Jeffrey S. Finnin
	Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description of Exhibit
10.1	CoreSite Realty Corporation and Coresite, L.P. 2010 Equity Incentive Award Plan (As Amended and Restated).